EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Boston Scientific Corporation Registration Statement (Form S-8 No. 333-131608, filed as a post-effective amendment to Form S-4 registration statement) pertaining to The Guidant Employee Savings and Stock Ownership Plan, the Guidant Corporation 1998 Stock Plan, the Guidant Corporation 1996 Nonemployee Director Stock Plan and the Guidant Corporation 1994 Stock Plan, of our reports dated February 10, 2006, with respect to the consolidated financial statements and schedule of Guidant Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2005, Guidant Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Guidant Corporation, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
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   Ernst & Young LLP

Indianapolis, Indiana
April 20, 2006